UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2024, the board of directors (the “Board”) of Clean Energy Fuels Corp. (the “Company”), appointed Patrick Ford to serve as a member of the Board, effective immediately. Mr. Ford has also been appointed to serve on the Audit Committee of the Board. The Board has determined that Mr. Ford is an independent director within the meaning of the applicable rules of the Nasdaq Stock Market.

Mr. Ford served as an Audit Partner at KPMG LLP from 1994 until his retirement in 2022. Mr. Ford served numerous SEC registrants as the Lead Audit Engagement Partner in the energy, automotive and technology sectors during his tenure with KPMG LLP. Mr. Ford served as a member of the Board of Directors of KPMG LLP and its related entity, KPMG Americas LLP from 2013 to 2018. Mr. Ford is a certified public accountant (retired status) in California, Arizona and Hawaii. Mr. Ford previously served on the Board of Advisors for the University of Southern California Marshall School of Business from 2006 to 2019 and the Board of Advisors for the Shidler School of Business at the University of Hawaii at Manoa from 2003 to 2007. Mr. Ford holds a bachelor’s degree in business administration with an emphasis in accounting from the University of Southern California.

Mr. Ford’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 5, 2023. This compensation consists of an annual cash retainer of $70,000 and an annual equity award with a value of $120,000, which is comprised of 50% stock options and fifty 50% restricted stock units of the Company. In connection with his appointment to the Board, Mr. Ford has been awarded a pro rata portion of the 2023 annual equity awards made to our directors, consisting of 3,802 restricted stock units and 5,424 stock options, each of which will vest in full on the day prior to our 2024 annual meeting.

In addition, the Company has entered into an indemnification agreement with Mr. Ford in the same form as the indemnification agreements the Company has entered into with its other directors, which form has been filed or incorporated by reference as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 27, 2007. In general, the indemnification agreement provides for, among other things, indemnification of each such person by the Company to the fullest extent authorized or permitted by applicable law, subject to certain limited exceptions.

There are no arrangements or understandings between Mr. Ford and any other person pursuant to which Mr. Ford was selected as a director of the Company, there are no family relationships between Mr. Ford and any of the Company’s other directors or executive officers, and Mr. Ford is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Item 7.01	Regulation FD Disclosure.

On March 28, 2024, the Company issued a press release announcing the appointment of Mr. Ford to the Board. A copy of such press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 28, 2024, issued by Clean Energy Fuels Corp.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2024	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer